April 29, 2024 INVESTOR PRESENTATION COASTAL FINANCIAL CORPORATION

2 LEGAL INFORMATION AND DISCLAIMER This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coastal Financial Corporation (“Coastal” or “CFC”)’s current views with respect to, among other things, future events and Coastal’s financial performance. Any statements about Coastal’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Coastal or any other person that the future plans, estimates or expectations contemplated by Coastal will be achieved. Coastal has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Coastal believes may affect its financial condition, results of operations, business strategy and financial needs. Coastal’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in Form 10-K for the year ended December 31, 2023, and in any of Coastal’s subsequent filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. This presentation includes industry and trade association data, forecasts and information that Coastal has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Coastal, which information may be specific to particular markets or geographic locations. Some data is also based on Coastal’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to Coastal’s market position are based on market data currently available to Coastal. Although Coastal believes these sources are reliable, Coastal has not independently verified the information contained therein. While Coastal is not aware of any misstatements regarding the industry data presented in this presentation, Coastal’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Coastal believes that its internal research is reliable, even though such research has not been verified by independent sources. Trademarks referred to in this presentation are the property of their respective owners, although for presentational convenience we may not use the ® or the TM symbols to identify such trademarks. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”) on net income. This non-GAAP financial measure and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Coastal’s non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and net interest margin. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income. Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest margin.

3 QUARTER 1 2024 SUMMARY Net Income Quarter ended March 31, 2024 compared to Quarter Ended December 31, 2023 Net income of $6.8 million, or $0.50 per diluted common share, for the three months ended March 31, 2024, compared to $9.0 million, or $0.66 per diluted common share for the three months ended December 31, 2023. Decrease in net income driven by $2.3 million in unanticipated expenses - see following slides. Note: Data as of year ended March 31, 2024 unless otherwise indicated Total assets increased $111.9 million, or 3.0%, to $3.87 billion for the quarter ended March 31, 2024, compared to $3.75 billion at December 31, 2023. Total Assets March 31, 2024 compared to December 31, 2023 Total Loans March 31, 2024 compared to December 31, 2023 Deposits increased $102.6 million, or 3.1%, to $3.46 billion during the year ended March 31, 2024, compared to $3.36 billion at December 31, 2023. To provide FDIC deposit insurance coverage and peace of mind to larger deposit customers, our deposits include $336.8 million in fully insured IntraFi network interest bearing demand and money market reciprocal deposits as of March 31, 2024. Total Deposits March 31, 2024 compared to December 31, 2023 Total loans, net of deferred fees increased $173.5 million, or 5.7%, to $3.20 billion for the year ended March 31, 2024, compared to $3.03 billion as of December 31, 2023.

4 QUARTERLY HIGHLIGHTS ■ Enhancing credit standards on new CCBX loan originations ■ Effective April 1, 2024 reduced the exposure from 10% to 5% on the CCBX portfolio that the Company is responsible for losses on ■ Coastal worked with One and Robinhood to launch two new lending products in Q1 that can reach wide, established customer bases. One launched its offering of point- of-sale installment loans through Walmart. These loans, which can be offered with customer friendly pricing and payment features similar to so-called "Buy Now Pay Later" products, are fully disclosed and offered as standard credit products, avoiding concerns raised with respect to more typical Buy Now Pay Later offerings. Likewise, Robinhood Credit launched a new credit card that will be marketed to Robinhood’s customers ■ Investment in technology to build and enhance the BaaS infrastructure, increase automation, enhance operational efficiency and productivity requires significant upfront expense, but is necessary for long-term success ■ Unanticipated expenses of $2.3 million, net of income tax, reduced net income - (more information on next slide)

5 NON-GAAP RECONCILIATION OF UNANTICIPATED EXPENSES Three Months Ended Non-GAAP Reconciliation of Unanticipated Expenses March 31, 2024 (dollars in thousands; unaudited) Actual Unanticipated Expenses Adjusted Net interest income $ 60,936 $ — $ 60,936 Provision for credit losses (83,158) (1,096) (82,062) Noninterest income 86,955 — 86,955 Noninterest expense(1) (56,018) (1,915) (54,103) Income before provision for income tax 8,715 (3,010) 11,725 Provision for income tax (1,915) 662 (2,577) Net income $ 6,800 $ (2,348) $ 9,148 There were a number of unanticipated expenses this quarter that reduced net income. As a growing company, we understand that unplanned expenses can arise from time to time. While these expenses temporarily reduced net income, we do not believe they are indicative of our future performance. Unanticipated noninterest expense: Audit and accounting services $ 849 Contract termination fee 600 Operational loss 122 Employment realignment costs 343 Total unanticipated noninterest expense items $ 1,915 (1) Detail of unanticipated noninterest expenses shown in table above: This non-GAAP measure is presented to illustrate the impact of certain unanticipated expenses on net income, which is the most directly comparable GAAP measure.

6 STRATEGY FOR REDUCING RISK and MANAGING EXPENSES Continue optimizing our CCBX loan portfolio by selling higher yielding loans with a higher potential for credit deterioration or letting these loans run-off Focus on reducing costs through automation and by leveraging gains across the organization by making smart investments in technology We will continue our strategy of focusing on larger partners and companies, selecting partnerships that align with our long term profitability and growth objectives We expect that our strategies will result in lower earnings in the short term with lower loan yields and compressed margins, but will provide for long term stability and increased profitability in the future and fee income from loans and deposits moved off balance sheet

CONSOLIDATED FINANCIAL HIGHLIGHTS - *As of and for the Quarter ended March 31, 2024*

Balance Sheet (in millions)

Total Assets	$3,865.3
Total Loans Held for Sale	$0.8
Loans Receivable	$3,199.6
Deposits	$3,463.0
Total Shareholders' Equity	$303.7

Earnings and Profitability

Net Income *(in millions)*	$6.8
Return on Average Assets ("ROAA") - *annualized*	0.73%
Return on Average Equity -*annualized*	9.21%
Net Interest Margin -*annualized*	6.78%
Efficiency Ratio	37.88%
Loans Receivable to Deposits	92.42%

Capital Ratios (Consolidated)

Total Shareholder Equity to Total Assets	7.86%
Tangible Equity to Tangible Assets [1]	7.86%
Tier 1 Leverage Capital Ratio (to average assets)	8.24%
Common Equity Tier 1 Capital (to risk-weighted assets)	8.98%
Tier 1 Risk-Based Capital Ratio (to risk-weighted assets)	9.08%
Total Risk-Based Capital Ratio (to risk-weighted assets)	11.70%

Asset Quality

Total Nonaccrual Loans to Total Loans Receivable	0.25%
Total Nonperforming Assets to Total Assets	1.42%
Total Nonperforming Loans to Total Loans Receivable	1.71%
Allowance for Credit Losses to Total Loans Receivable	4.35%


Total Assets
CAGR: 21.3%
$546.5 $622.7 $740.6 $805.8 $952.1 $1,128.5 $1,766.1 $2,635.5 $3,144.5 $3,753.4 $3,865.3
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q 2024


Loans Receivable
CAGR: 21.5%
$431.1 $499.2 $596.1 $656.8 $767.9 $939.1 $1,547.1 $1,742.7 $2,627.3 $3,026.1 $3,199.6
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q 2024


Core Deposits (2)
CAGR: 25.3%
$351.7 $451.9 $571.5 $612.6 $696.0 $862.5 $1,328.0 $2,249.6 $2,686.5 $3,342.0 $3,447.9
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q 2024


Net Income
CAGR: 34.2%
$2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $44.6 $6.8
2014 2015 2016 2017(3) 2018 2019 2020 2021 2022 2023 2024 YTD

Note: Annual data as of or for the year ended December 31 of each respective year

(1) Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders' equity to total assets as of the date indicated.
(2) Consists of total deposits less all time and brokered deposits.
(3) 2017 net income is adjusted to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to "Non-GAAP Reconciliation" in the Appendix for additional details.

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8 FINANCIAL STABILITY DEPOSITS • Deposits increased $102.6 million, or 3.1%, during the three months ended March 31, 2024 • Includes $336.8 million in fully insured IntraFi network sweep deposits as of March 31, 2024, compared to $340.1 million as of December 31, 2023 Note: Data as of three months ended March 31, 2024 unless otherwise indicated Uninsured Deposits $768.3 $558.6 $495.6 March 31, 2023 December 31, 2023 March 31, 2024 (in millions) Fully Insured IntraFi Network Reciprocal Deposits $94.3 $340.1 $336.8 March 31, 2023 December 31, 2023 March 31, 2024 (in millions) CASH & BORROWINGS • Combined $1.17 billion cash and borrowing capacity • Represents 33.9% of total deposits at March 31, 2024 • Exceeds $495.6 million in uninsured deposits as of March 31, 2024 • Uninsured deposits include $58.3 million in CCBX cash reserves that are controlled by the Bank INVESTMENTS • Available for Sale Securities: ◦ $41,000 as of March 31, 2024; $100.0 million in AFS U.S. Treasury securities matured during the quarter ended March 31, 2024 ◦ $3,000 of unrealized losses, or 0.001%, of shareholders' equity as of March 31, 2024 • Held to Maturity Securities: ◦ $50.0 million as of March 31, 2024, with a fair market value of $49.8 million ◦ 100% are U.S. Agency mortgage backed securities that were pledged and are held for CRA purposes ◦ Weighted average remaining life of 14.6 years; weighted average yield is 5.46% for the quarter ended March 31, 2024.

9 CONTINUING PROFITABILITY AND EFFICIENCY Net Income and Return on Average Assets N et In co m e ($ m m ) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) RO A A (% ) Ef fic ie nc y Ra ti o (% ) N IE / A ve ra ge A ss et s (% ) Note: Annual data is as of and for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended of each respective quarter. (1) Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (2) Change in NIE / Average Assets: Increases in BaaS loan and fraud expense compared to previous periods. This negatively affected the NIE to average asset ratio even though our partners cover the losses except in accordance with the program agreement for one partner where the Company is responsible for credit losses on approximately 10% of a portfolio. As of March 31, 2024 this portfolio was $317.8 million and our portion of this portfolio represented $32.0 million in loans. Effective April 1, 2024, the agreement changed and the Company is responsible for 5% of the credit losses on this loan portfolio. (1) $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $44.6 $6.8 $12.4 $6.8 0.49% 0.52% 0.76% 0.90% 1.14% 1.28% 0.98% 1.24% 1.38% 1.28% 0.73% 1.58% 0.73% Net Income Return on Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q 2023 1Q 2024 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 78.5% 79.0% 69.7% 67.2% 65.1% 61.8% 58.1% 58.8% 56.3% 45.9% 37.9% 43.0% 37.9% 3.92% 3.51% 3.28% 3.00% 3.09% 3.01% 2.47% 2.90% 5.65% 5.90% 6.04% 5.69% 6.04% Efficiency Ratio NIE / Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q 2023 1Q 2024 25.0% 50.0% 75.0% 100.0% —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% (2) (1) (2) (2) (2) (2)

10 LONG-TERM STRATEGIC VERTICALS The Community Bank “CCB” Provide Banking as a Service (BaaS) “CCBX” • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction, Land and Land Development loans, and C&I loans - $1.66 billion, or 87.7% of community bank loans • Attractive funding mix with total balance of $1.43 billion, with 98.9% core deposits(1) and cost of deposits of 1.66% • Conservative credit culture with strong Net Charge-off to average loans performance: 0.00% YTD(2) • Slightly asset-sensitive balance sheet that is well- positioned for current interest rate environment • Provides Banking as a Service (BaaS) to broker dealers and digital financial services providers • 19 active partners with 2 more currently in the testing / implementation / onboarding or signed LOI stage • Robust sourcing capabilities, thorough due diligence and refining criteria of potential partner relationships • Strategy of focusing on larger partners and companies with experienced management teams, existing customer bases and strong financial positions. • Exceptional growth in BaaS program fee income(3) of 35.0% YoY • Strong deposit generation platform with total balance of $2.03 billion (29.7% growth YoY), and excludes $92.2 million transferred off the balance sheet for additional FDIC insurance coverage • 12.9% loan growth YoY, $1.3 billion in total loans receivable, with credit enhancements (on 97.6% of total CCBX loans) and fraud enhancements (on 100% of total CCBX loans) • Neutral balance sheet that is well-positioned for both current rising interest rates and for declining rates in the future Note: Data as of three months ended March 31, 2024 unless otherwise indicated (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

11 Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region. Offers traditional lending and deposit products to commercial and retail customers • Lending products: Commercial real estate, Small Business Administration (“SBA”), business lines of credit and term, residential mortgage, and credit card and other consumer loans • Deposit products: Checking, savings, money market, CDs & IRAs Provides business services such as treasury management, remote deposit capture, credit card processing and Z-suite sub-accounting technology. Accolades and Recognitions Stanwood & Camano News “Best Bank” 2013 - 2023 CCB OVERVIEW (1) FDIC Summary of Deposits June 30, 2023. Note: Data as of March 31, 2024 unless otherwise indicated Raymond James “Community Bankers Cup Award” 2019-2023 Piper Sandler "Bank and Thrift Sm-All Stars" 2019 -2022 Dedication to Community Banking CCB's Core Markets Largest community bank by deposit market share in Snohomish County (1) • Headquartered in Everett, Washington - the largest city in and county seat of Snohomish County 14 full-service banking locations • 12 in Snohomish County • 1 in Island County • 1 in King County "Corporate Citizenship" Puget Sound Business Journal 2022-2023 Everett Herald Readers Choice “Best Bank" "Best Mortgage" "Best Place to Work" 2023 Institution name Market Share Bank of America, National Association 18.14 % JP Morgan Chase Bank, National Association 16.13 % Coastal Community Bank 15.81 % Wells Fargo, National Association 9.90 % US Bank, National Association 7.80 % Hovde Group “Hovde's High Performers” 2022 - 2024 Notable Employers "Corporate Philanthropist" Puget Sound Business Journal 2023-2024 "Fastest Growing Mid-Market Company in the Northwest" Puget Sound Business Journal 2023

12 ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") INITIATIVES (1) Source: 2021 National Survey of Unbanked and Underbanked Households by the Federal Deposit Insurance Corporation (FDIC) in November 2022. For Coastal, ESG is a complex initiative across the whole organization. Addressing the issue of the 5.9 million unbanked households(1) in the United States cannot be tackled with merely adding products or providing diversity, equity and inclusion training. Nor can real environmental impact happen through mere board level policies and simply changing our investment portfolio. We are choosing to tackle our ESG initiatives throughout our company with meaningful actions and collaboration. CCBX – Working with our CCBX partners allows us to provide a broader range of services to different demographics through their offerings. Developing the kind of unique offerings to specific under-served or under-banked populations would be difficult for a bank our size, but by partnering with third-party fintech partners like Brigit, Greenwood and One we are able to use our banking charter to support this effort in a much broader scope. Coastal Community Bank – Our community bank has always had close ties to the communities we serve with our employees actively volunteering in those communities, and we have been recognized as a corporate philanthropist by the Puget Sound Business Journal. We are now evolving to offer affiliated products through our third-party fintech partners that are more inclusive and meet their needs of a broader range of consumers. Once again, our scope and reach is multiplied by collaborating with our third-party fintech partners to offer inclusive products. ESG Social Responsibility Environmental Responsibility Financial Inclusion We see financial inclusion as providing access to useful and affordable financial products and services to meet the needs of the under-served. However, overcoming a widespread distrust of banks, lack of financial education, and barriers to entry are all part of the process to bring the underserved in our communities the financial products and services they need to thrive. We are actively working to address: • Accessibility to services • Needs-based solutions • Education In collaboration with the Cities for Financial Empowerment and the Bank On national platform, this past year, a Coastal team worked to develop the Access checking product to support the financial stability of unbanked and underbanked residents in our communities by providing a safe, affordable and functional product. In January 2023, our Access checking product passed product certification and met the National Account Standards and was launched with the official Bank On certification. Climate Change Coastal is approaching our responsibility in many ways from understanding our carbon footprint and identifying potential offsets, reductions and to developing strong partnerships with ESG focused fintechs. In January 2023 we completed our Sustainable Impact Survey with Aspiration to understand our GHG impact and ways we can offset it. Working with Aspiration, we are exploring ways to develop customer facing-solutions that enable climate action. By working with partners like Aspiration, we are able to participate in developing and implementing meaningful changes to help turn the tide on climate change, doing our part to help transition to a net-zero economy. Additionally, we have and will continue to consider climate change and its impact on our loan portfolio and customers.

COASTAL WORLD

Opportunity and Potential

Coastal World is an immersive 3D web platform that promotes, educates, and informs visitors about digital banking solutions that best fit their lifestyle, values, or specific financial situations through a fun and engaging online experience.

Engagement

- The next generation of banking customers are comfortable with engaging online with 4.8 billion world wide social media users.
- They are willing to spend their time and money online.

Conversion

As the "Digital Evolver" visits the experience, we will gather valuable demographic information to inform targeted marketing and create custom conversion funnels to acquire new partner customers.

2023 Key Milestones

- Added a fourth island with new fintech partners
- Over 241,000 visits to the site
- Over 1.5 million interactions tracked on the site
- Average of 4 minutes on site per visit (industry average is 54 seconds)
- 5,284 clicks to partner websites (Aug - Dec 2023) of ads
- Visitor statistics:
  - Age: 39% - 25-34; 22% 35-44; 13% 18-24
  - 53% male and 47% female


COASTAL
WORLD
www.coastalworld.com

What is Next?

- Implement feature set roadmap with enhancements to drive new customer acquisition
- Utilize visitor demographic data to inform targeted fintech marketing initiatives
- Explore the viability of tools such as AI, the Coastal Data Lake, Chat GPT, and third-party APIs
- Collaborate with our Fintech partners on enhancements, new content, and custom campaigns

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Banking as a Service – “BaaS” Partners SHORT-TERM LENDING SAVINGS ACCOUNTS CREDIT CARDS INVESTING CHECKING ACCOUNTS HSA AND FSA ACCOUNTS 14 (Secured) Evergreen (Secured credit card) (Business Checking)(Secured & Unsecured) (Secured by and classified as 1-4 RE) (Formerly X1) (Owned by Progressive) (Acquired by InComm) One Progress Services LLC (Business)

CCBX PARTNER ACTIVITY

Business Overview

CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services

19 active partners with 2 more currently in the testing or signed LOI stage as of March 31, 2024:

- Robust sourcing capabilities and intensive due diligence process
- Our strategy for new CCBX partnerships is to focus on larger, more established partners, with experienced management teams, existing customer bases and strong financial positions. This strategy will likely yield fewer, but larger, CCBX partnerships moving forward.
- We continue to monitor and actively manage the CCBX loan portfolio, and will continue to sell CCBX loans in the coming months as we work to strengthen the balance sheet by optimizing our CCBX portfolio through higher quality originations, loan sales, new products and building on our existing relationships.
- We expect net interest margin will tighten with increased deposit costs due to the continued high interest rate environment and because higher quality loans yield less than higher risk loans.
- We will continue to work to grow the portfolio with loans that are subject to increased underwriting standards.

Fee-based business model primarily driven by:

- Servicing, expense recovery and other BaaS fees
- Interchange and transaction fees
- Credit and fraud enhancements
- Interest income

CCBX Partner Activity



25
1
4
1
1
18
21
1
1
19
21
1
1
19
March 31, 2023
December 31, 2023
March 31, 2024
Wind down - active but preparing to exit relationship
Signed letters of intent
Implementation / onboarding
Friends and family / testing
Active

Note: Data as of and for the quarter ended March 31, 2024, unless otherwise indicated

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16 CCBX REVENUE GROWTH As of and for the three month period indicated (Dollars in thousands) $3,575 $3,948 $4,401 $4,369 $4,825 March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 BaaS Program Fee Income Note: Data as of and for the quarter ended March 31, 2024, unless otherwise indicated Revenue Growth • BaaS Fees includes $80.7 million in credit enhancements and fraud enhancements for the three months ended March 31, 2024, compared to $59.2 million for the three months ended December 31, 2023 and $44.4 million for the three months ended March 31, 2023. • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner’s customer loan and deposit accounts and is recognized in noninterest expense. BaaS fraud loss expense decreased $144,000 for the three months ended March 31, 2024 compared to the three months ended December 31, 2023 and decreased $1.1 million compared to the three months ended March 31, 2023. • BaaS Program Fee Income includes servicing and other BaaS fees, transaction fees, interchange and reimbursement of expenses and excludes BaaS credit enhancements and BaaS fraud enhancements. BaaS Program Fee Income for the three months ended March 31, 2024 grew 35.0% compared to the three months ended March 31, 2023.

17 GROWTH IN CCBX ACTIVITY BASED INCOME CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands) 56.0% growth over prior year quarter $1,706 $2,027 $2,252 $2,278 $2,661 $917 $1,052 $1,036 $1,006 $1,122 $789 $975 $1,216 $1,272 $1,539 Transaction income Interchange income 1Q2023 2Q2023 3Q2023 4Q2023 1Q2024 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000

18 CCBX Loans and Deposits (Dollars in millions) $1,563.8 $1,862.8 $2,028.9 BaaS-brokered deposits Demand, noninterest bearing Interest bearing March 31, 2023 December 31, 2023 March 31, 2024 (Dollars in millions) $1,166.5 $1,196.2 $1,316.7 Other consumer loans Residential RE secured credit cards Commercial and industrial loans Credit cards March 31, 2023 December 31, 2023 March 31, 2024 Growing platform for deposit generation • CCBX deposit growth of $166.2 million, or 8.9%, as of March 31, 2024, compared to December 31, 2023, and growth of $465.1 million, or 29.7%, compared to March 31, 2023 • CCBX deposits are net of an additional $92.2 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage as of March 31, 2024 • CCBX noninterest bearing deposits of $58.7 million as of March 31, 2024 • 100% of CCBX deposits are core deposits(1) Partner loan origination diversifies loan portfolio • Continue our strategy of reducing risk by selling higher risk loans or letting such loans mature, optimizing the CCBX loan portfolio and strengthening our balance sheet through higher quality loan originations and enhanced credit standards • As of March 31, 2024, CCBX gross loans increased $120.4 million, or 10.1%, compared to December 31, 2023, and increased $150.2 million or 12.9%, compared to March 31, 2023 • Sold $100.5 million in CCBX loans during the quarter ended March 31, 2024 CCBX Loans Receivable CCBX Deposits Note: Data as of and for the quarter ended March 31, 2024, unless otherwise indicated (1) Core deposits are all deposits excluding time deposits and brokered deposits 12.9% 10.1% 29.7% 8.9%

RISK MANAGEMENT

Growth and Investment in Risk and Compliance Personnel


4 4 4 4 4 5 5 9 11 12 14 19 43 64 69 80 92 110 116 150 176 210 228 211 211
Q1 - 2018 Q2 - 2018 Q3 - 2018 Q4 - 2018 Q1 - 2019 Q2 - 2019 Q3 - 2019 Q4 - 2019 Q1 - 2020 Q2 - 2020 Q3 - 2020 Q4 - 2020 Q1 - 2021 Q2 - 2021 Q3 - 2021 Q4 - 2021 Q1 - 2022 Q2 - 2022 Q3 - 2022 Q4 - 2022 Q1 - 2023 Q2 - 2023 Q3 - 2023 Q4 - 2023 Q1 - 2024
Risk Management
Compliance
BSA
Internal Audit
CCBX Risk
Co-sourced BSA Resources

	Q1 -2018	Q2 -2018	Q3 -2018	Q4 -2018	Q1 -2019	Q2 -2019	Q3 -2019	Q4 -2019	Q1 -2020	Q2 -2020	Q3 -2020	Q4 -2020	Q1 -2021	Q2 -2021	Q3 -2021	Q4 -2021	Q1 -2022	Q2 -2022	Q3 -2022	Q4 -2022	Q1 -2023	Q2 -2023	Q3 -2023	Q4 -2023	Q1 -2024
Risk Management	—	—	—	—	1	1	1	2	3	1	2	3	7	12	13	13	13	21	21	27	14	15	16	12	11
Compliance	1	1	1	1	1	1	1	1	1	3	3	3	9	12	14	13	15	13	14	13	27	32	32	35	38
BSA	1	1	1	1	1	1	1	1	1	2	2	6	14	27	26	33	42	52	52	52	51	65	61	56	58
Internal Audit	2	2	2	2	1	1	1	2	2	2	3	3	4	4	4	5	5	5	4	5	6	6	10	10	8
CCBX Risk	—	—	—	—	—	1	1	3	4	4	4	4	9	9	12	16	17	19	25	25	26	32	37	36	34
Co-sourced BSA resources(1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	28	52	60	72	62	62

People

- 31% or our staff are risk personnel: Risk Management, Compliance, BSA, Internal Audit, CCBX Risk & Compliance
- Significantly increased our risk personnel as we have grown CCBX
- Hired and continue to hire experienced and talented risk personnel
- Develop risk personnel by supporting the attainment of professional designations/certifications

Systems/Automation/Technology

- Use industry leading software and systems
- Focused on the effectiveness and efficiency of our risk systems and processes
- Continued investment in technology to build and enhance the BaaS infrastructure, increase automation, enhance operational efficiency and productivity requires significant upfront expense
- Use outsourcing where it make sense and is cost effective without compromising data/privacy/effectiveness
- Employ experts/consultants to evaluate our processes and to develop new and better processes

(1) Co-sourced through national consulting firm to supplement our BSA resources beginning with the quarter ended December 31, 2022.

19

20 CRE - Owner Occupied 12.4% C&I 10.5% Consumer and other 27.1% 1-4 Family 15.5% CRE - Non- Owner Occupied 18.0% Multifamily 11.5% Construction and Land Development 5.0% LOAN COMPOSITION Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $337.2 million total C&I loans ◦ $135.7 million in capital call lines ◦ $196.2 million in other C&I loans ◦ $2.9 million in PPP Small Business Administration (“SBA”) C&I loans ◦ $2.5 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.50 billion total CRE & Construction, Land and Land Development loans ◦ $80.4 million of SBA 504 loans in portfolio ◦ 231% regulatory aggregate CRE to total risk-based capital (1) Consolidated 1-4 Family Real Estate Portfolio • $496.3 million total 1-4 family loans ◦ $8.1 million purchased from financial institutions and were individually re-underwritten ◦ $265.1 million in CCBX loans, 100% of CCBX 1-4 family real estate loans have credit enhancement Consumer Loans • Total $870.1 million ◦ $868.7 million in CCBX loans, 96.3% of total CCBX consumer loans have credit enhancement ▪ Credit cards, consumer term loans & lines of credit (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of March 31, 2024. Note: Data as of and for the quarter ended March 31, 2024, unless otherwise indicated. Investor Real Estate 34.5% Owner Operated Businesses 22.9% Snohomish 31.9% King 31.9% Out of State 12.6% Pierce 5.3% Other WA Counties 6.4% Whatcom 2.8% Skagit 4.3% Spokane 2.4% Island 2.4%

21 Demand, noninterest bearing 16.6% NOW and money market 80.9% Savings 2.1% Time deposits < $100K 0.2% Time deposits > $100K 0.2% DEPOSIT COMPOSITION Deposit Composition Core Deposit Driven Funding Emphasis on core deposits has helped generate an attractive funding mix • Core deposits are all deposits excluding time deposits and brokered deposits • Core deposits were 107.8% of total loans as of March 31, 2024 • Core deposits were 99.6% of total deposits as of March 31, 2024 • Noninterest bearing deposits of $574.1 million as of March 31, 2024 ◦ Community bank noninterest bearing deposits of $515.4 million, or 35.9% of community bank deposits ◦ CCBX noninterest bearing deposits of $58.7 million, or 2.9% of CCBX deposits as of March 31, 2024 • $336.8 million in fully insured IntraFi network reciprocal deposits as of March 31, 2024, compared to $340.1 million as of December 31, 2023. • 85.7% of total deposits are FDIC insured • CCBX deposits are net of an additional $92.2 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage • Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed. Note: Data as of and for the quarter ended March 31, 2024 unless otherwise indicated. Core Deposits 99.6% Core Deposits/Total Loans (%) 77.0% 107.8% December 31, 2013 March 31, 2024 Core Deposits/Total Deposits (%) 74.8% 99.6% December 31, 2013 March 31, 2024

22 DEPOSIT COSTS • Cost of total deposits was 3.49% for the quarter ended March 31, 2024 compared to 3.36% for the quarter ended December 31, 2023, and 2.13% for the quarter ended March 31, 2023 ◦ Cost of deposits for the community bank and CCBX were 1.66% and 4.93%, respectively, for the quarter ended March 31, 2024 • Deposit costs were higher on interest bearing deposits as a result of: ◦ CCBX deposit pricing being tied to the Fed Funds rate ◦ CCBX deposits are growing at a faster rate than community bank deposits • We continue to focus on managing our deposits to hold down deposit costs when possible • Our community bank practice has been to not increase our deposit rates and let higher rate deposits run- off; additional exception price tactics were added to this strategy at the end of the first quarter of 2024 to retain some higher-cost and more effectively compete in the market. ◦ We are comfortable with our pricing discipline because we believe that we have adequate funding access through our CCBX deposits, and despite the generally higher cost of deposits, these CCBX deposits are less costly than raising our rates to meet competitors' rates, brokered funds or borrowing rates • No internet-sourced deposits through non-brokered marketplaces Note: Data as of and for the quarter ended March 31, 2024 unless otherwise indicated. 2.13% 3.36% 3.49% Consolidated March 31, 2023 December 31, 2023 March 31, 2024 —% 1.00% 2.00% 3.00% 4.00% 5.00% (annualized)

23 SEGMENT OVERVIEW - Community Bank and CCBX (for the three months ended) 0.66% 1.57% 1.66% 3.89% 4.90% 4.93% 2.13% 3.36% 3.49% Community Bank CCBX Consolidated March 31, 2023 December 31, 2023 March 31, 2024 —% 2.50% 5.00% 7.50% Average Cost of Deposits (annualized) 5.97% 6.32% 6.46% 16.09% 17.36% 17.34% 9.95% 10.71% 10.85% Community Bank CCBX - Gross (1) Consolidated March 31, 2023 December 31, 2023 March 31, 2024 —% 5.00% 10.00% 15.00% 20.00% Average Yield - Loans Receivable (annualized) Yield Community Bank & CCBX -GAAP: Average Yield - Loans Receivable CCBX - Net: Net BaaS Loan Income /Average CCBX Loans 5.97% 6.32% 6.46% 16.09% 17.36% 17.34% 9.40% 9.30% 9.45% Community Bank CCBX - Gross GAAP CCBX - Net (2) March 31, 2023 December 31, 2023 March 31, 2024 —% 5.00% 10.00% 15.00% 20.00% 5.08% 4.15% 3.96% 10.15% 8.62% 8.60% 4.66% 3.15% 3.24% Community Bank CCBX - Gross GAAP CCBX - Net (3) March 31, 2023 December 31, 2023 March 31, 2024 —% 2.50% 5.00% 7.50% 10.00% 12.50% Net Interest Margin Community Bank & CCBX - GAAP: Net interest Income/Average Earning Assets CCBX - Net: Net Interest Income less BaaS Loan Expense/Average Earning Assets (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (3) Net interest margin, net of BaaS loan expense represents CCBX net interest income less BaaS loan expense divided by average earning assets. This produces a ratio that can be compared to net interest margin of the community bank.

24 SEGMENT OVERVIEW - Credit Quality 1.24% 1.18% 1.14% 5.87% 7.97% 8.96% 3.14% 3.86% 4.35% Community Bank CCBX Consolidated March 31, 2023 December 31, 2023 March 31, 2024 —% 1.25% 2.50% 3.75% 5.00% 6.25% 7.50% 8.75% 10.00% Allowance for Loan Losses to Total Loans CCBX partner agreements provide for a credit enhancement(1) that covers the net-charge-offs on CCBX loans and negative deposit accounts CCBX partners were responsible for and reimbursed the Company for 96.3% of the $57.2 million in net charge-offs for CCBX loans for the quarter ended March 31, 2024 CCBX partners pledge a cash reserve account(2) at the Bank which the Bank can collect from when losses occur that is then replenished by the partner on a regular interval (1) Except in accordance with the program agreement for one partner where the Company is responsible for credit losses on approximately 10% of a $317.8 million loan portfolio. At March 31, 2024, 10% of this portfolio represented $32.0 million in loans - effective April 1, 2024 this exposure is reduced to 5% on this portfolio. (2) $58.3 million in CCBX cash reserves that are controlled by the Bank at March 31, 2024 and are designated for partner loan losses.

CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

CCBX Loan Portfolio Information
March 31, 2024

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX loans receivable	Available Commitments [1]	Maximum Portfolio Size	Number of Accounts	Average Loans Size	Reserve/ Pledge Account Amount [2]
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 135,671	10.3 %	$ 543,913	$ 350,000	154	$ 881.0	$ —
All other commercial & industrial loans	Business - Small Business	47,160	3.6	12,210	294,132	3,298	14.3	616
Real estate loans:								
Home equity lines of credit [3]	Home Equity - Secured Credit Cards	265,148	20.1	434,672	375,000	10,232	25.9	31,071
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	78		—				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	505,628		932,956				24,143
Credit cards - total		505,706	38.4	932,956	806,965	314,989	—	24,143
Installment loans - cash secured	Consumer	69,105		—				—
Installment loans - unsecured	Consumer	287,097		174				1,395
Installment loans - total		356,202	27.1	174	989,388	280,929	1.3	1,395
Other consumer and other loans	Consumer - Secured Credit Builder & Unsecured consumer	6,779	0.5	4,501	689,515	120,798	0.1	1,053
Gross CCBX loans receivable		1,316,666	100.0 %	$ 1,928,426	$ 3,505,000	730,400	$ 1.8	$ 58,278
Net deferred origination fees		(394)						
Loans receivable		$ 1,316,272						

(1) Remaining commitment available, net of outstanding balance.
(2) Balances are as of April 5, 2024
(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.

Three Rings of Defense:

1. **Well-Funded Partner Cash Reserve Accounts**
2. **Underlying Financial Strength of Our Partners**
3. **Full Economic Benefit and Retention of Loans**

97.6% of total CCBX loans are covered by credit enhancements

25

26 STRONG ASSET QUALITY (1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. CCBX loans represent 1.21% and 1.47% for NPAs/Total Assets and NPLs/Loans Receivable, respectively as of March 31, 2024. (2) Agreements with our CCBX partners provide for a credit enhancement which protects the Bank by absorbing incurred losses. Under the agreement, the CCBX partner will reimburse the Bank for its loss/charge-off on these loans. Timing of the loss/charge-off varies depending on the type of loan; installment loans are charged off at 120 days and credit cards and open ended lines at 180 days. Once the loss/charge-off occurs then the Bank will collect the loss amount from the CCBX partner. NPAs / Total Assets NPLs by Segment (in thousands) NPLs / Loans Receivable $6,982 $7,315 $7,943 $24,562 $46,524 (2) $46,923 (2) Community Bank CCBX March 31, 2023 December 31, 2023 March 31, 2024 $— $10,000 $20,000 $30,000 $40,000 $50,000 NPAs by Segment (in thousands) $6,982 $7,315 $7,943 $24,562 $46,524 (2) $46,923 (2) Community Bank CCBX March 31, 2023 December 31, 2023 March 31, 2024 $— $10,000 $20,000 $30,000 $40,000 $50,000 (1) (1) 1.52% 1.11% 0.26% 0.19% 0.09% 0.04% 0.07% 1.06% 1.43% 0.91% 1.42% 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q 2023 1Q 2024 0.54% 0.27% 0.32% 0.24% 0.11% 0.05% 0.10% 1.26% 1.78% 1.11% 1.71% 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q 2023 1Q 2024 (1) (1) (1)(1) (1) (1)

27 CFC LOAN AND DEPOSIT GROWTH $2.84 $3.03 $3.20 $1.67 $1.83 $1.88 $1.17 $1.20 $1.32 Community Bank CCBX March 31, 2023 December 31, 2023 March 31, 2024 Loans increased $173.5 million or 5.7% from December 31, 2023 as we optimize our CCBX portfolio, strengthening our balance sheet through enhanced credit standards Cost of Deposits 3.49% for the Quarter Ended March 31, 2024 $3.36 $3.46 $1.53 $1.50 $1.43 $1.56 $1.86 $2.03 Community Bank CCBX March 31, 2023 December 31, 2023 March 31, 2024 (Dollars in billions) (Dollars in billions) CCBX Deposit Growth of $166.2 million* or 8.9% from December 31, 2023 Total DepositsTotal Loans Receivable *Does not include $92.2 million in CCBX deposits as of March 31, 2024, that were transferred off the balance sheet for additional FDIC insurance coverage Note: Data as of and for the quarter ended March 31, 2024, unless otherwise indicated Additional CCBX loan sales expected as we continue to optimize our CCBX portfolio and build on our strong relationships $100.5 million in CCBX loans sold during the three months ended March 31, 2024 $3.09

28 CFC QUARTERLY RESULTS For the Three Months Ended March 31, Earnings (Dollars in millions, except per share amounts) 2024 2023 Net Income $6.8 $12.4 Efficiency Ratio 37.88% 43.03% Basic Earnings Per Share $0.51 $0.94 Return on Average Assets 0.73% 1.58% Return on Average Equity 9.21% 19.89%Balance Sh et (Dollars in millions, except per share amounts) As of the Quarter Ended March 31, 2024 December 31, 2023 March 31, 2023 Total Assets $3,865.3 $3,753.4 $3,451.0 Total Loans Receivable $3,199.6 $3,026.1 $2,837.2 Total Deposits $3,463.0 $3,360.4 $3,095.2 Total Shareholders’ Equity $303.7 $295.0 $258.8 Book Value Per Share $22.65 $22.17 $19.48

29 APPENDIX

CFC SELECTED YEAR-END FINANCIALS

(Dollars in thousands, except per share data)	2023	2022	2021	2020	2019
	As of and for the Year Ended December 31,				
Statement of Income Data:					
Total interest income	$ 330,371	$ 192,170	$ 83,083	$ 63,038	$ 48,587
Total interest expense	91,644	20,395	3,646	5,652	6,576
Provision for credit losses	183,992	79,064	9,915	8,308	2,544
Net interest income after provision for credit losses	54,786	92,711	69,522	49,078	39,467
Total noninterest income	207,175	124,684	28,118	8,182	8,258
Total noninterest expense	204,777	166,774	63,263	38,119	31,063
Provision for income taxes	12,554	9,996	7,372	3,995	3,461
Net income	44,579	40,625	27,005	15,146	13,201
Balance Sheet Data:					
Cash and cash equivalents	$ 483,128	$ 342,139	$ 813,161	$ 163,117	$ 127,814
Investment securities	150,364	98,353	36,623	23,247	32,710
Loans	3,026,092	2,627,256	1,742,735	1,547,138	939,103
Allowance for loan losses	(116,958)	(74,029)	(28,632)	(19,262)	(11,470)
Total assets	3,753,366	3,144,467	2,635,517	1,766,122	1,128,526
Interest-bearing deposits	2,735,161	2,042,509	1,007,879	829,046	596,716
Noninterest-bearing deposits	625,202	775,012	1,355,908	592,261	371,243
Total deposits	3,360,363	2,817,521	2,363,787	1,421,307	967,959
Total borrowings	47,734	47,587	52,873	192,292	23,562
Total shareholders' equity	294,978	243,494	201,222	140,217	124,173
Share and Per Share Data: (1)					
Shares outstanding at end of period	13,304,339	13,161,147	12,875,315	11,954,327	11,913,885
Weighted average common shares outstanding–diluted	13,676,513	13,603,978	12,701,464	12,209,371	12,196,120
Book value per share	$ 22.17	$ 18.50	$ 15.63	$ 11.73	$ 10.42
Tangible book value per share (2)	22.17	18.50	15.63	11.73	10.42
Earnings per share – basic	3.36	3.14	2.25	1.27	1.11
Earnings per share – diluted	3.27	3.01	2.16	1.24	1.08
Performance Ratios:					
Return on average assets	1.28%	1.38%	1.24%	0.98%	1.28%
Return on average shareholders' equity	16.41%	18.24%	17.24%	11.44%	11.29%
Credit Quality Ratios:					
Nonaccrual loans to total loans	0.24%	0.27%	0.01%	0.05%	0.11%
Nonperforming assets to total assets	1.43%	1.06%	0.07%	0.04%	0.09%
Nonperforming assets to total loans and OREO	1.78%	1.26%	0.10%	0.05%	0.11%
Nonperforming loans to total loans	1.78%	1.26%	0.10%	0.05%	0.11%
Allowance for loan losses to total loans	3.86%	2.82%	1.64%	1.25%	1.22%
Net charge-offs to average loans	4.94%	1.49%	0.03%	0.04%	0.06%

(1) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(2) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

30

CFC SELECTED QUARTERLY FINANCIALS

(Dollars in thousands, except per share data)	1Q 2024	4Q2023	3Q2023	2Q2023	1Q 2023
	As of and for the Quarter Ended				
Statement of Income Data:					
Total interest income	$ 90,472	$ 88,243	$ 88,331	$ 83,686	$ 70,111
Total interest expense	29,536	28,586	26,102	21,336	15,620
Provision for credit losses	83,158	60,789	27,253	52,253	43,697
Net interest income after provision for credit losses	(22,222)	(1,132)	34,976	10,097	10,794
Total noninterest income	86,955	64,694	34,579	58,595	49,307
Total noninterest expense	56,018	51,703	56,501	51,910	44,663
Provision for income taxes	1,915	2,847	2,784	3,876	3,047
Net Income	6,800	9,012	10,270	12,906	12,391
Balance Sheet Data:					
Cash and cash equivalents	$ 515,128	$ 483,128	$ 474,946	$ 275,060	$ 393,916
Investment securities	50,090	150,364	141,489	110,730	101,704
Loans	3,199,554	3,026,092	2,967,035	3,007,553	2,837,204
Allowance for loan losses	(139,258)	(116,958)	(101,085)	(110,762)	(89,123)
Total assets	3,865,258	3,753,366	3,678,265	3,535,283	3,451,033
Interest-bearing deposits	2,888,867	2,735,161	2,637,914	2,436,980	2,333,423
Noninterest-bearing deposits	574,112	625,202	651,786	725,592	761,800
Total deposits	3,462,979	3,360,363	3,289,700	3,162,572	3,095,223
Core deposits (1)	3,447,864	3,342,004	3,269,082	3,137,747	3,068,162
Total borrowings	47,771	47,734	47,695	47,658	47,619
Total shareholders' equity	303,709	294,978	284,450	272,662	258,763
Share and Per Share Data: (2)					
Shares outstanding at end of period	13,407,320	13,304,339	13,302,449	13,300,809	13,281,533
Weighted average common shares outstanding–diluted	13,676,917	13,676,513	13,675,833	13,597,763	13,609,491
Book value per share	$ 22.65	$ 22.17	$ 21.38	$ 20.50	$ 19.48
Tangible book value per share (3)	22.65	22.17	21.38	20.50	19.48
Earnings per share – basic	0.51	0.68	0.77	0.97	0.94
Earnings per share – diluted	0.50	0.66	0.75	0.95	0.91
Performance Ratios:					
Return on average assets	0.73%	0.97%	1.13%	1.52%	1.58%
Return on average shareholders' equity	9.21%	12.35%	14.60%	19.53%	19.89%
Credit Quality Ratios:					
Nonaccrual loans to total loans	0.25%	0.24%	0.25%	0.25%	0.25%
Nonperforming assets to total assets	1.42%	1.43%	1.18%	0.95%	0.91%
Nonperforming assets to total loans and OREO	1.71%	1.78%	1.47%	1.12%	1.11%
Nonperforming loans to total loans	1.71%	1.78%	1.47%	1.12%	1.11%
Allowance for loan losses to total loans	4.35%	3.86%	3.41%	3.68%	3.14%
Net charge-offs to average loans	7.34%	5.92%	4.77%	4.19%	4.84%
Other Key Ratios:					
Yield on Loans Receivable	10.85%	10.71%	10.84%	10.85%	9.95%
Cost of Deposits	3.49%	3.36%	3.14%	2.72%	2.13%
Net Interest Margin	6.78%	6.61%	7.10%	7.58%	7.15%
Efficiency Ratio	37.88%	41.58%	58.36%	42.92%	43.03%
Loans Receivable to Deposits	92.42%	90.05%	90.19%	96.23%	92.55%
Cost of Funds	3.52%	3.39%	3.18%	2.77%	2.19%

(1) Core deposits are defined as all deposits excluding time and brokered deposits.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

31

COMMUNITY BANK LOAN PORTFOLIO STATISTICS

Significant CRE Loan Sub-Categories	Total Commitments	Weighted Average Seasoning (Months)	Weighted Average FICO Score[2]	Weighted Average LTV[3]	Weighted Average DSCR[4]
Apartments/multifamily	$379,123,289	33.2 Months	767.94	61.06%	2.38x
Hotels[1]	$171,601,940	43.5 Months	765.81	53.82%	2.24x
Retail/Strip mall	$150,286,449	34.5 Months	771.06	56.19%	2.80x
Conveniece Stores	$135,159,624	34 Months	782.48	54.37%	3.52x
Warehouse	$117,829,796	48.3 Months	791.46	54.66%	2.92x
Mixed Use	$98,828,359	50.9 Months	756.17	52.52%	3.43x
Mini Storage	$92,039,246	25.9 Months	775.62	58.88%	4.52x
Office - Professional[5]	$58,894,403	51.1 Months	773.18	56.27%	3.22x
Manufacturing	$37,166,567	74.1 Months	745.40	52.51%	2.10x
Office - General[5]	$69,413,680	28.4 Months	769.62	56.43%	2.24x
Loan Category	**Commitments**	**Weighted Average Seasoning (Months)**	**Weighted Average FICO Score[2]**	**Weighted Average LTV[3]**	**Weighted Average DSCR[4]**
Commercial Real Estate	$1,382,938,875	39.4 Months	770.91	56%	2.91x
C&I	$225,504,306	40.4 Months	760.68	49%	7.84x
Construction/Land	$252,042,187	16.2 Months	776.54	54%	8.51x

(1) The Bank's hotel portfolio predominantly consists of travel hotels/motels and as such our occupancy rates are higher than the national average.

(2) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action.

(3) Loan to Value ("LTV") data is based on best available data. LTV at origination is used unless updated information was made available through an annual term loan review or other credit action.

(4) Debt Service Coverage Ratio ("DSCR") data is based on best available data. DSCR at origination is used unless updated information was made available through an annual term loan review or other credit action.

(5) Office - General is office space with desks, cubicles, etc.; Office - Professional includes special purpose spaces such as for doctors, dentists, walk-in clinics, etc. Office loans are suburban properties with an average loan size of $1.

Most current data as of March 31, 2024 unless noted otherwise

32

33 OFFICE LOANS - COMMUNITY BANK Most current data as of March 31, 2024 unless noted otherwise $29.5 $57.1 $18.1 $9.4 $10.1 $— Loan to Value 0% - 50% 51% - 60% 61% - 70% 71% - 80% 81% - 90% 90% -100% $— $25.0 $50.0 $75.0 Loan to Value Ranges (in millions) $54.8 44.1% $69.4 55.9% Owner Occupied (OO) Non-owner Occupied (NOO) Occupancy Type $91.9 74.0% $23.3 18.7% $7.4 6.0% $1.6 1.3% Office - General Medical/Dental Law Office Veterinary Collateral Type • Office loans are suburban properties • Office loans are 2.4% of total loans outstanding and available loan commitments • Average office loan size of $1.4 million as of March 31, 2024 • Total of 88 office loans as of March 31, 2024 • Total of $124.2 million in office loans outstanding and available loan commitments of $4.1 million as of March 31, 2024 • No delinquent office loans as of March 31, 2024 ($ in millions) ($ in millions) OO - 50.0% NOO - 50.0% OO - 100.0% NOO - 0.0% OO - 61.5% NOO - 38.5% OO - 40.3% NOO - 59.7%

34 CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH 1. Well-Funded Partner Cash Reserve Accounts Partner pledges/places cash in a Bank controlled deposit account at an agreed percentage of the loan balance: • We call this account the cash reserve pledge account; • The Bank has the right to access the cash reserve account for losses when they occur; • The percentage in the cash reserve account is determined based on underwriting criteria and the loss rate expected on the loan category and frequency on which the account must be replenished/backfilled (weekly or monthly); and • We monitor cash pledge accounts regularly to determine if any replenishment amounts are late and to determine consistency of losses with underwriting. 2. Underlying Financial Strength of Our Partners CCBX Partner ("Partner") contractually agrees to cover credit and fraud losses on loans they originate beyond the cash pledge account and to replenish the cash pledge account: • Terms are specified in program agreement; • We compensate the Partner for taking on this risk by paying Partner for credit and fraud enhancements which are reflected as BaaS loan expense on our books; and • If losses are managed well and lower than expected, then the Partner has higher net revenue (revenue received from the Bank less losses paid to the Bank)- they have a financial incentive to underwrite correctly and reduce/contain losses. We call this skin in the game. 3. Full Economic Benefit and Retention of Loans Credit enhancement waterfall approach: • Cash reserve pledge account is available to cover ongoing loan losses and is replenished weekly or monthly; • The Partner contractually agrees to replenish the cash pledge reserve account based on its financial wherewithal (cash, capital reserves, and future earnings); • If account is not replenished, then the partner is in default of the agreement and the Bank can withhold credit and fraud enhancement and loan servicing revenue until the account is replenished – the Bank has back-up loan servicing options for partners if it needs to take over servicing; • If the partner defaults, then the Bank retains all interest to cover future loans, would write-off any amounts due from the partner. • Note – Loan losses on the loan portfolio will have already been incurred and recognized from using the cash pledge reserve and the cash pledge reserve replenishment feature (financial wherewithal of Partner) so the portfolio that the Bank will be taking over and incurring losses on will be partially or fully seasoned, so loan losses going forward would be anticipated to be lower than the initial losses on the portfolio already incurred by the Partner.

35 ASSET-SENSITIVE BALANCE SHEET Loan Repricing 58% 6% 4% 13% 18% 1% 44% 4% 6% 29% 16% 1% 44% 4% 8% 28% 15% 1% March 31, 2023 December 31, 2023 March 31, 2024 Three months or less Over three months - 12 months Over one year - three years Over three years - five years Over five years - 15 years Over 15 years Bank is well positioned for rate changes • Fairly neutral balance sheet • 44% of our assets reprice within 3 months as of March 31, 2024 • 54% of our liabilities reprice within 3 months as of March 31, 2024 Community Bank Loans: • 3.03 years weighted average reprice • 7.13 years weighted average maturity CCBX loans: • Portion of rate that bank retains reprices as Fed Funds rate changes • 71% of CCBX loans are included in "three months or less" in chart above Loan Strategy: • shorter term loans • interest rate swaps • variable rate loans Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - after exceeding the floor, deposits reprice as the Fed Funds rate changes Note: Data as of and for the quarter ended March 31, 2024 unless otherwise indicated.

NON-GAAP RECONCILIATION –Net BaaS Loan Income Interest Margin

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans.

Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income.

Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest rate margin. The most directly comparable GAAP measure is net interest margin.

Reconciliations of the GAAP and non-GAAP measures are presented below.

	As of and for the Three Months Ended		
(dollars in thousands; unaudited)	March 31, 2024	December 31, 2023	March 31, 2023
Net BaaS loan income divided by average CCBX loans:			
CCBX loan yield (GAAP)[1]	17.34 %	17.36 %	16.09 %
Total average CCBX loans receivable	$ 1,265,857	$ 1,196,137	$ 1,064,192
Interest and earned fee income on CCBX loans (GAAP)	54,569	52,327	42,220
BaaS loan expense	(24,837)	(24,310)	(17,554)
Net BaaS loan income	$ 29,732	$ 28,017	$ 24,666
Net BaaS loan income divided by average CCBX loans [1]	9.45 %	9.30 %	9.40 %
Net interest margin, net of BaaS loan expense:			
CCBX interest margin [1]	8.60 %	8.62 %	10.15 %
CCBX earning assets	1,864,156	1,765,502	1,296,839
Net interest income	39,866	38,338	32,448
Less: BaaS loan expense	(24,837)	(24,310)	(17,554)
Net interest income, net of BaaS loan expense	$ 15,029	$ 14,028	$ 14,894
CCBX net interest margin, net of BaaS loan expense [1]	3.24 %	3.15 %	4.66 %

[1] Annualized for periods presented.

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37 NON-GAAP RECONCILIATION – 2017 ADJUSTED MEASURES Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non-GAAP financial measures set forth below in its analysis of our performance for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. • “Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. (dollars in thousands) As of or for the Year Ended, December 31, 2017 Adjusted net income: Net income $ 5,436 Plus: additional income tax expense 1,295 Adjusted net income $ 6,731